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[Loan No.  04-751-610092-9]

AFTER RECORDING RETURN TO:

Washington Mutual Bank
1201 Third Avenue, WMT1013
Seattle, Washington 98101

Attention: Commercial Real Estate
                      Department


BE ADVISED THAT THE PROMISSORY NOTE SECURED BY    THIS
DEED OF TRUST PROVIDES FOR A VARIABLE RATE OF
INTEREST.

                                       DEED OF TRUST, SECURITY AGREEMENT,
                                             ASSIGNMENT OF LEASES AND RENTS
                                                         AND FIXTURE FILING

     THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT
OF LEASES AND RENTS AND FIXTURE FILING ( "Deed of Trust" ), is made this 30th day of October, 1996 among EMERITUS CORPORATION, a Washington corporation, the address of which is 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121 ("Grantor") ; CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, the address of which is P.O. Box 1090, Ephrata, Washington 98823, and its successors in trust and assigns ("Trustee"), and WASHINGTON MUTUAL BANK, a Washington corporation, the address of which is 1201 Third Avenue, Seattle, Washington 98101 ( "Beneficiary" ).

    l. GRANTING CLAUSE. Grantor, in consideration of the acceptance by Trustee of the trust hereunder, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the obligations described in Section 3 below, grants, bargains, sells, and conveys to Trustee and its successors in trust and assigns, forever, in trust, with power of sale, all of Grantor's estate, right, title, interest, claim and demand in and to the property in the county of Grant, state of Washington, described as follows, whether now existing or hereafter acquired (all of the property described in all parts of this Section 1 and all additional property, if any, described in Section 2 is herein called the "Property"):

         1.1 LAND AND APPURTENANCES. The land described on
Exhibit A hereto, and all tenements, hereditaments, rights-of-way, easements, appendages and appurtenances thereto belonging or in any way appertaining, including without limitation all of the right, title and interest of Grantor in and to any avenues, streets, ways,

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alleys, vaults, strips or gores of land adjoining that property, and all claims or demands of Grantor either in law or in equity in possession or expectancy of, in and to that property; and

          1.2 IMPROVEMENTS AND FIXTURES. All buildings, structures and other improvements now or hereafter erected on the property described in 1.1 above, and all facilities, fixtures, machinery, apparatus, installations, goods, equipment, inventory, furniture and other properties of whatsoever nature (including without limitation all heating, ventilating, air conditioning, plumbing and electrical equipment, all elevators and escalators, all sprinkler systems, all engines and motors, all lighting, laundry, cleaning, fire prevention and fire extinguishing equipment, all ducts and compressors, all refrigerators, stoves and other appliances, attached cabinets, partitions, rugs, carpets and draperies, all building materials and supplies, and all construction forms, tools and equipment), now or hereafter located in or used or procured for use in connection with that property, it being the intention of the parties that all property of the character hereinabove described which is now owned or hereafter acquired by Grantor and which is affixed or attached to, stored upon or used in connection with the property described in l.1 above shall be, remain or become a portion of that property and shall be covered by and subject to the lien of this Deed of Trust, together with all contracts, agreements, permits, plans, specifications, drawings, surveys, engineering reports and other work products relating to the construction of the existing or any future improvements on the Property, any and all rights of Grantor in, to or under any architect's contracts or construction contracts relating to the construction of the existing or any future improvements on the Property, and any performance and/or payment bonds issued in connection therewith, together with all trademarks, trade names, copyrights, computer software and other intellectual property used by Grantor in connection with the Property; and

         1.3 ENFORCEMENT AND COLLECTION. Any and all rights of Grantor, including, without limitation, to make claim for, collect, receive and receipt for any and all rents, income, revenues, issues, royalties, and profits, including mineral, oil and gas rights and-profits, insurance proceeds, condemnation awards and other moneys, payable or receivable from or on account of any of the Property, including interest thereon, or to enforce all other provisions of any other agreement (including those described in Section 1.2 above) affecting or relating to any of the Property, to bring any suit in equity, action at law or other proceeding for the collection of such moneys or for the specific or other enforcement of any such agreement, award or judgment, in the name of Grantor or otherwise, and to do any and all things which Grantor is or may be or become entitled to do with respect thereto, provided, however,

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that no obligation of Grantor under the provisions of any such agreements, awards or judgments shall be impaired or diminished by virtue hereof, nor shall any such obligation be imposed upon Trustee or Beneficiary; and

         1. 4 ACCOUNTS AND INCOME. Any and all rights of Grantor in any and all accounts, rights to payment, contract rights, chattel paper, documents, instruments, licenses, contracts, agreements and general intangibles relating to any of the Property, including, without limitation, income and profits derived from the operation of any business on the Property or attributable to services that occur or are provided on the Property or generated from the use and operation of the Property; and

         1. 5 LEASES. All of Grantor ' s rights as landlord in and to all existing and future leases and tenancies, whether written or oral and whether for a definite term or month to month or otherwise, now or hereafter demising all or any portion of the property described in 1.1 and 1. 2 above, including all renewals and extensions thereof and all rents, deposits and other amounts received or receivable thereunder. In accepting this Deed of Trust neither Beneficiary nor Trustee assumes any liability for the performance of any such lease.

        1. 6 BOOKS AND RECORDS. All books and records of Grantor relating to the foregoing in any form and all computer software necessary or useful to reading such books and records.

    2. SECURITY AGREEMENT. To the extent any of the property described in Section 1 is personal property, Grantor, as debtor, grants to Beneficiary, as secured party, a security interest therein together with a security interest in all other personal property of whatsoever nature which is located on or used or to be used in connection with any of the property described in Section l, and any products or proceeds of any thereof, pursuant to the Uniform Commercial Code of the state of Washington (the "UCC"), on the terms and conditions contained herein. Beneficiary hereby assigns such security interest to Trustee, in trust, for the benefit of Beneficiary to be dealt with as a portion of the "Property" except as otherwise specified herein.

    3. OBLIGATIONS SECURED. This Deed of Trust is given for the purpose of securing:

         3.1 PERFORMANCE AND PAYMENT. The performance of the obligations contained herein and the payment of FOUR MILLION ONE HUNDRED SIXTY THOUSAND DOLLARS ($4,160,000) with interest thereon and all other amounts payable according to the terms of a promissory note of even date herewith made by Grantor, payable to

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Beneficiary or order, and any and all extensions, renewals, modifications or replacements thereof, whether the same be in greater or lesser amounts (the "Note"), which Note contains provision for a variable rate of interest; and

        3.2 FUTURE ADVANCES. The repayment of any and all sums advanced or expenditures made by Beneficiary subsequent to the execution of this Deed of Trust for the maintenance or preservation of the Property or advanced or expended by Beneficiary pursuant to any provision of this Deed of Trust subsequent to its execution, together with interest thereon.

4. WARRANTIES AND COVENANTS OF GRANTOR. Grantor warrants, covenants, and agrees:

          4.1   WARRANTIES.

           (a) Grantor has full power and authority to grant the Property to Trustee and warrants the Property to be free and clear of all liens, charges, and other encumbrances except those, if any, noted on Exhibit B hereto.

           (b) None of the Property is used principally or at all for agricultural or farming purposes.

           (c) The Property is free from damage and no matter has come to Grantor's attention (including, but not limited to, knowledge of any construction defects or nonconforming work) that would materially impair the value of the Property as security.

           (d) The loan evidenced by the Note and secured by this Deed of Trust is primarily for commercial, industrial or business purposes and is not primarily for personal, family or household purposes.

           (e) Grantor has obtained all federal, state and local licenses, permits, approvals, franchises, authorizations and certifications required to operate the Property and the improvements thereon as a boarding home or as a skilled nursing facility; all such licenses, permits, approvals, franchises, authorizations and certifications are current and in good standing; the Property and the improvements thereon are in compliance with all applicable statutes, rules and regulations; and none of Grantor or any manager or operator of the Property on behalf of Grantor has received any notice of the failure of the Property or the improvements thereon, or of Grantor or any manager or operator of the Property on behalf of Grantor, to comply with the requirements of such licenses, permits, approvals, franchises, authorizations and certifications or applicable statutes, rules and regulations.

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         4.2 PRESERVATION OF LIEN. Grantor will preserve and
protect the priority of this Deed of Trust as a first lien on the Property.

         4.3 REPAIR AND MAINTENANCE OF PROPERTY. Grantor will keep the Property in good condition and repair, which duty shall include but is not limited to continual cleaning, painting, landscaping, repairing and refurbishing of the Property without the express written consent of Beneficiary; will underpin and support when necessary any such building or other improvement and protect and preserve the same; will complete or restore promptly and in good and workmanlike manner any such building or other improvement which may be damaged or destroyed and pay when due all claims for labor performed and materials furnished therefor; will not commit, suffer or permit any act upon the Property in violation of law; and will do all other acts which from the character or use of the Property may be reasonably necessary for the continued operation of the Property in a safe and legal manner, the specific enumerations herein not excluding the general.

          4.4 INSURANCE.

               4.4.1 HAZARD. Grantor will provide, maintain and deliver to Beneficiary, as further security for the faithful performance of this Deed of Trust, insurance covering fire, casualty and such other hazards as may be specified by Beneficiary (including insurance against flood, if the Property is situated in a designated flood zone) in an amount equal to one hundred percent (100%) of the replacement cost of the Property and naming Beneficiary as first loss payee pursuant to a standard first-mortgage endorsement on Form 438BFU or on a loss-payee form substantially equivalent to the New York standard mortgage endorsement, with such deductibles as approved by Beneficiary but that are, in any event, not more than $10,000. Grantor shall be responsible for any uninsured losses and any deductibles. All existing and future policies for such insurance, and the proceeds thereof, are hereby assigned to Beneficiary, but no such assignment shall be effective to invalidate or impair any insurance policy. Should the Property or any part thereof be damaged by reason of any cause covered by insurance, Beneficiary may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such damage, and obtain all proceeds, or other relief therefor, and Grantor agrees to pay Beneficiary's costs and reasonable attorneys' fees in connection therewith. No insurance proceeds at any time assigned to or held by Beneficiary shall be deemed to be held in trust, and Beneficiary may commingle such proceeds with its general assets and shall not be liable for the

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payment of any interest thereon. The amount collected under any insurance policies required to be maintained by Grantor pursuant to this Section 4.4.1 may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at the option of Beneficiary, the entire amount so collected or any part thereof may be released to Grantor. Beneficiary Shall in no case be obligated to see to the proper application of any amount paid over to Grantor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

              4.4.2 LIABILITY. Grantor will maintain
comprehensive general liability insurance covering the legal liability of Grantor against claims for bodily injury, death, or property damage occurring on, in, or about the Property with coverage of One Million Dollars ($1,000,000) combined single limit, and naming Beneficiary an additional insured.

              4.4.3 RENTAL INTERRUPTION. Grantor will maintain rental or business interruption insurance in an amount equal to at least twelve (12) months' gross rental income from the Property, and naming Beneficiary as first loss payee, provided that Grantor may collect and retain any payments under said policies so long as it is not in default hereunder; provided, however, Grantor will not be required to maintain rental or business interruption insurance if the Property is used exclusively as a mobile home park.

              4. 4. 4 INSURANCE SURVEY. During the last thirty (30) days of every third year computed from the date hereof, Grantor will have an insurance survey of the Property made. Grantor shall at these times obtain such additional coverages or make such increases in the amounts of existing coverage as may be requested by Beneficiary on the basis of such survey.

              4.4.5 GENERAL PROVISIONS. All policies of insurance required to be maintained by Grantor pursuant to this Section 4.4 shall be in form and substance and with companies acceptable to Beneficiary and which have a current rating of A-/10 or better from the current Best Key Rating Guide, and contain waiver of any co-insurance clauses. Beneficiary reserves the right, in its reasonable discretion, to increase the amount of the required coverages, require insurance against additional risks, or withdraw approval of any insurance company at any time. Grantor shall deliver to Beneficiary an original of all policies of insurance and shall obtain renewals of any policies which expire and deliver evidence of such renewals to Beneficiary no later than ten (10) days prior to the expiration date of the policy being replaced.
All policies and renewals thereof shall contain provision for thirty (30) days' notice to Beneficiary prior to any cancellation

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thereof. Notwithstanding any of the foregoing, neither Trustee nor
Beneficiary shall be responsible for any such insurance or for the collection of any insurance moneys, or for any insolvency of any insurer or insurance underwriter. Any and all unexpired insurance shall inure to the benefit of and pass to the purchaser of the Property at any trustee's or sheriff's sale held hereunder.

         4.5 RIGHT OF INSPECTION.  Grantor shall permit
Beneficiary or its agents, at all reasonable times with reasonable notice, to enter upon and inspect the Property.

         4.6 PRESERVATION OF LICENSES ETC. Grantor shall observe and comply with all requirements necessary to the continued existence and validity of all rights, licenses, permits, privileges, franchises and concessions relating to any existing or presently contemplated use of the Property, including but not limited to any zoning variances, special exceptions and nonconforming use permits.

         4.7 FURTHER ASSURANCES. Grantor will, at its expense, from time to time execute and deliver any and all such instruments of further assurance and other instruments and do any and all such acts, or cause the same to be done, as Trustee or Beneficiary deems necessary or advisable to grant to Trustee the Property or to carry out more effectively the purposes of this Deed of Trust.

         4.8 LEGAL ACTIONS. Grantor will appear in and defend any action or proceeding before any court or administrative body purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and will pay all reasonable costs and expenses, including cost of evidence of title, title insurance premiums and any fees of attorneys, appraisers, environmental inspectors and others, incurred by Beneficiary or Trustee, in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary or Trustee to foreclose this Deed of Trust and in any non-judicial foreclosure of this Deed of Trust.

         4.9 TAXES, ASSESSMENTS AND OTHER LIENS. Grantor will pay not later than when due all taxes, assessments, encumbrances, charges, and liens with interest, on the Property or any part thereof, which at any time appear to be or are alleged to be prior and superior hereto, including but not limited to any tax on or measured by rents of the Property, the Note, this Deed of Trust, or any obligation or part thereof secured hereby.

     Notwithstanding the above, Grantor shall have the right to contest diligently and in good faith the validity or amount of any tax, assessment, encumbrance, charge or lien affecting the Property

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or any part thereof and so long as the validity or amount thereof is being contested diligently and in good faith, Grantor may, to the extent permitted by law, defer payment of such tax, assessment, encumbrance, charge or lien, provided that Grantor protects the Property against any lien arising out of the failure to pay such amount when due by obtaining a surety bond in form and substance satisfactory to Beneficiary, in its reasonable discretion, and issued by a corporate surety satisfactory to Beneficiary, in its reasonable discretion.

          4.10 EXPENSES. Grantor will pay all costs, fees and expenses reasonably incurred by Beneficiary or Trustee in connection with this Deed of Trust.

          4.11 REPAYMENT OF EXPENDITURES. Grantor will pay immediately and without demand all amounts secured by this Deed of Trust, other than principal of and interest on the Note, with interest from date of expenditure at the default rate of interest specified in. the Note (the "Default Rate") and the repayment thereof shall be secured hereby.

         4.12 FINANCIAL & OPERATING INFORMATION. Grantor will, within sixty (60) days of the close of Grantor's fiscal year, furnish to Beneficiary in such form as it may request, financial statements and balance sheets of Grantor and the entities and individuals who are liable for repayment of the Note, and itemized annual statements of income and expense in connection with the operation of the Property, including but not limited to utilization and property inspection reports, and such other financial and operating statements of Grantor as Beneficiary may from time to time require and such operating statements, occupancy reports, variance reports and financial information for the Property as Beneficiary may from time to time require.

     If Grantor defaults in its obligation to provide Beneficiary with any of the financial and operating information required to be provided under this subsection 4.12 within the time periods required under this subsection 4.12 and such default continues after Beneficiary has provided Grantor with thirty (30) days' notice and opportunity to cure such default, Grantor shall pay to Beneficiary, as liquidated damages for the extra expense in servicing the loan secured hereby, Five Hundred Dollars ($500) on the first day of the month following the expiration of such thirty
(30) day period and One Hundred Dollars ($100) on the first day of each month thereafter until such default is cured. All such amounts shall be secured by this Deed of Trust.



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         4.13 SALE TRANSFER OR ENCUMBRANCE OF PROPERTY.
Grantor shall not sell, transfer or otherwise convey the Property or any interest therein, further encumber the Property or any interest therein, cause or permit any change in the entity or control of Grantor or agree to do any of the foregoing without first repaying in full the Note and all other sums secured hereby.

         4.14 INFORMATION FOR PARTICIPANTS. Grantor agrees to furnish such information and confirmation as may be required from time to time by Beneficiary on request of potential loan participants and agrees to make reasonable adjustments in this Deed of Trust, the Note, and the other documents evidencing or securing the loan secured hereby to accommodate such participant's requirements, provided that such requirements do not vary the economic terms of the loan secured hereby and are otherwise reasonably acceptable to Grantor.

         4.15 GRANTOR EXISTENCE. Except as otherwise provided in
Section 4.13:

               (a) If Grantor is a corporation, Beneficiary is making this loan in reliance on Grantor's continued existence ownership and control in its present corporate form. Grantor will not alter such corporate structure (in any significant way) or control without the prior written consent of Beneficiary, and will do all things necessary to preserve and maintain said corporate existence and to insure its continuous right to carry on its business, including but not limited to, filing within the prescribed time all corporate tax returns and reports, and paying when due all such taxes.

               (b) If Grantor is a partnership, Beneficiary is making this loan in reliance on the continued existence of Grantor partnership and upon the business and financial reputation of Grantor partnership as a business entity and each of the general partners thereof. Therefore, the general partners of Grantor hereby agree that they will take no action to dissolve Grantor partnership and will do all things within their power to prevent the dissolution and winding up of Grantor partnership, notwithstanding the death, withdrawal or expulsion of any general partner. They further agree that without the prior written consent of Beneficiary, none of the general partners of Grantor will withdraw or be removed as a general partner of Grantor. The withdrawal or expulsion of any general partner from Grantor partnership shall not in any way affect the liability of the withdrawing or expelled general partner hereunder or on the Note.



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               (c) If Grantor is a limited liability company,
Beneficiary is making this loan in reliance on Grantor's continued existence, ownership and control in its present limited liability company form. Grantor will not alter such limited liability company structure, ownership or control without the prior written consent of Beneficiary and will do all things necessary to preserve and maintain said limited liability company existence and to insure its continuous right to carry on its business.

         4.16 TAG AND INSURANCE RESERVES. In addition to the payments required by the Note, Grantor agrees to pay Beneficiary, at Beneficiary's request, such sums as Beneficiary may from time to time estimate will be required to pay, at least 30 days before due, the next due taxes, assessments, insurance premiums, and similar charges affecting the Property, less all sums already paid therefor divided by the number of months to elapse before one month prior to the date when such taxes, assessments and premiums will become delinquent, such sums to be held by Beneficiary without interest or other income to the Grantor to pay such taxes, assessments and premiums. Should this estimate as to taxes, assessments and premiums prove insufficient, the Grantor upon demand agrees to pay Beneficiary such additional sums as may be required to pay them before delinquent.

     If the total of the above-described payments in any one year shall exceed the amounts actually paid by Beneficiary for taxes, assessments and premiums, such excess may be credited by Beneficiary on subsequent payments under this section. If there shall be a default hereunder for which Beneficiary elects to realize upon this Deed of Trust, then at any time after default and prior to the trustee's sale or sheriff's sale, Beneficiary may apply any balance of funds it may hold pursuant to this Section
4.16 to any amount secured by this Deed of Trust and in such order as Beneficiary may elect. If Beneficiary does not so apply such funds at or prior to the trustee's sale or sheriff's sale, the purchaser at such sale shall be entitled to all such funds. If Beneficiary acquires the Property in lieu of realizing on this Deed of Trust, the balance of funds it holds shall become the property of Beneficiary.

      Any transfer in fee of all or a part of the Property shall automatically transfer to the grantee all or a proportionate part of Grantor, s rights and interest in the fund accumulated hereunder.





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          4.17 LEASES.

                (a) Grantor will in all respects promptly and faithfully keep, perform and comply with all of the terms, provisions, covenants, conditions and agreements in each of the agreements pursuant to which any tenant of any part of the Property is occupying the Property (the "Leases") to be kept, performed and complied with by the lessor therein, and will require, demand and strictly enforce, by all available means, the prompt and faithful performance of and compliance with all of the terms, provisions, covenants, conditions and agreements in the Leases to be performed and complied with by the lessees therein.

                (b) Grantor shall not receive or collect any rents from any present or future tenant of the Property or any part thereof in advance in excess of five percent (5.00%) of gross annual rental income from the Property or collect a security deposit in excess of two (2) months, rent.

                (c) Grantor shall promptly deposit and maintain all security deposits received by Grantor from tenants in a segregated trust account in a federally insured bank or savings and loan association and shall notify and direct in writing each and every present or future tenant or occupant of the Property or any part thereof that any se security deposit or other deposit heretofore delivered to Grantor has been retained by Grantor or assigned and delivered to Beneficiary as the case may be.

 	(d) In the event any lessee under the Leases should be the subject of any proceeding under the United States Bankruptcy Code or any other type of insolvency proceeding, Grantor covenants and agrees that in the event Grantor has a claim in such proceeding in respect of any of the Leases, no settlement thereof shall be made without the prior written consent of Beneficiary; and further that any check in payment of damages for rejection of any such Lease shall be made payable both to Grantor and Beneficiary; and Grantor hereby assigns any such payment to Beneficiary and further covenants and agrees that upon request of Beneficiary it will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to any portion of the indebtedness secured by this Deed of Trust as Beneficiary may elect. In addition, after the occurrence of and during the continuance of any Event of Default, Beneficiary shall be entitled to assert, in its own name or in the name of Grantor, any claim in respect of the Leases in any such proceeding.




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          4.18 HAZARDOUS WASTE.

               (a) For purposes of this Deed of Trust, "hazardous substance" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) poly-chlorinated biphenyls, (iv) defined as a "hazardous waste"
"extremely hazardous waste";    "restricted hazardous waste"   or
"hazardous substance" under RCW Chapter 70.105 (Hazardous Waste Management) or RCW Chapter 70.105D (Hazardous-Waste Cleanup--
Model Toxics Control Act), (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6903), or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601, et seq. (42 U.S.C. 9601), all as amended, replaced or succeeded, and any other substance or matter defined as a toxic or hazardous substance or material or pollutant or contaminant under any other federal, state or local laws, ordinances or regulations or under any reported decision of a state or federal court, or any substance or matter imposing liability for clean-up costs or expenses on any person or entity under any statutory or common law theory.

	(b) To Grantor's best knowledge and after due and diligent inquiry based on the Phase I Environmental Site Assessment dated October 18, 1996 prepared by Atec Associates, Inc. as Job No. 42-07-96-00331, Grantor represents and warrants that neither Grantor nor any previous owner or user of the Property has used, generated, stored or disposed of above, in, on, under or around the Property any hazardous substance and that there is not now, nor have there ever been tanks or facilities on, under or at the Property which contained materials which, if known to be present in soils or ground water, would require cleanup, removal or some other remedial action under any federal, state or local law or regulation. Except as otherwise permitted by law, Grantor hereby covenants and agrees that Grantor will not conduct, permit or authorize the generation, transportation, storage, treatment or disposal at the Property of any hazardous substance, and neither Grantor or any agent, servant or employee shall generate, store,

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bury or dispose of any hazardous substance on or in a location that will adversely affect the Property. Grantor shall promptly and diligently comply with all requirements of federal, state or local laws, statutes, ordinances or regulations, or court or administrative orders or decrees, or private agreements pertaining to hazardous substances.

                (c) If the presence, release, threat of release, placement on or in the Property, or the generation, transportation, storage, treatment or disposal at the Property of any hazardous substance: (i) gives rise to liability (including but not limited to, a response action, remedial action or removal action) under RCRA, CERCLA, state toxic waste laws, or otherwise, or (ii) causes a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Grantor shall, at its sole expense, promptly take any and all remedial and removal action necessary to clean up the Property and mitigate exposure to liability arising from the hazardous substance, whether or not-required by law. Any provision of this Deed of Trust to the contrary notwithstanding, if Grantor fails to perform its obligations under this subsection 4.18(c), any funds advanced by Beneficiary to pay for any and all remedial and removal action to clean up the Property and mitigate exposure to liability from the hazardous substance shall not be secured by the lien of this Deed of Trust but rather shall be covered by the separate Certificate and Indemnity Agreement Regarding Hazardous Substances executed concurrently herewith.

                (d) Grantor shall promptly give Beneficiary:
(i) written notice and a copy of any notice or correspondence it receives from any federal, state or other government authority regarding hazardous substances on the Property or hazardous substances which affect or will affect the Property, (ii) written notice of any knowledge or information Grantor obtains regarding hazardous substances on the Property or hazardous substances which will affect the Property or expenses or losses incurred or expected to be incurred by Grantor or any government agency to study, assess, contain or remove any hazardous substances on or near the Property, and (iii) written notice of any knowledge or information Grantor obtains regarding the release or discovery of hazardous substances on the Property or on other property owned by Grantor or for which Grantor is or may be responsible.

                (e) In the event Beneficiary requires, from time to time, Grantor to implement an operations and maintenance plan because of the presence or potential presence of asbestos, or lead containing paint or other hazardous substances on the Property, Grantor shall implement and follow the requirements of any such operations and maintenance plan, maintain records of such compliance at the Property and make such records immediately available to Beneficiary upon request by Beneficiary. If Grantor defaults in its obligation to provide Beneficiary with any information or reports required to be provided under the operations and maintenance plan or this subsection 4.18(e) and such default continues after Beneficiary has provided Grantor with thirty (30) days, notice and opportunity to cure such default, Grantor shall pay to Beneficiary, as liquidated damages for the extra expense in servicing the loan secured hereby, Five Hundred Dollars ($500) on the first day of the month following the expiration of such thirty
(30) day period and One Hundred Dollars ($100) on the first day of each month thereafter until such default is cured. All such amounts shall be secured by this Deed of Trust.

         4.19 MANAGEMENT OF THE PROPERTY. Beneficiary is making this loan in reliance on the business experience and financial reputation of Grantor as an experienced operator and owner of assisted living facilities. Therefore, Grantor agrees that it will not appoint or hire any management company to operate the Property or make any material change in the type of business conducted by Grantor on the Property.

         4.20 LICENSES AND PERMITS. Grantor shall maintain and furnish or cause to be maintained and furnished to Beneficiary upon request, all federal, state and local licenses, permits, approvals, franchises, authorizations and certifications required to operate the Property and the improvements thereon as a boarding home or as a-skilled nursing facility, including, but not limited to, administrator licenses, qualifications and certificates necessary to receive Medicare and Medicaid reimbursements or entitlements, income or revenues from any governmental agency or other source. Grantor agrees that it shall not take any action or allow any event to occur that would jeopardize such licenses, permits, approvals, franchises, authorizations or certificates or its right to receive Medicare or Medicaid reimbursements or entitlements, income or revenues from any governmental entity or agency or other source. Grantor shall, immediately upon receipt by Grantor, furnish to Beneficiary copies of all inspection reports on the Property from any governmental agency or other source, copies of renewals of all licenses, permits, approvals, franchises, authorizations and certifications and copies of all notices of the failure of the Property, Grantor or any manager or operator of the Property to comply with the requirements of any licenses, permits, approvals, franchises, authorizations and certifications or with any applicable statutes, rules and regulations and notices of any and all enforcement or remedial actions taken by any governmental agency.

          4.21 LIFE CARE CONTRACTS. Grantor agrees that it shall not enter into nor allow any lessee of the Property or the improvements thereon to enter into any life care contracts or other agreements pursuant to which Grantor or its lessee agrees to provide housing, nursing or other services that are of a duration measured by the life of the other party entering into such agreements.

    5. DEFAULT.

         5.1 DEFINITION. Any of the following shall constitute an "Event of Default" as that term is hereinafter used:

                (a) Any representation or warranty made by or for the benefit of Grantor herein or elsewhere in connection with the loan secured hereby, including but not limited to any representations in connection with the security therefor, shall prove to have been incorrect or misleading in any material respect;

                (b) Grantor or any other person or entity liable therefor shall fail to pay when due any indebtedness secured hereby;

               (c) Grantor or any other signatory thereto shall default in the performance of any covenant or agreement contained in this Deed of Trust, the Note, or any other agreement securing the indebtedness secured hereby;

               (d) Grantor or any other person or entity liable for the repayment of the indebtedness secured hereby shall become unable or admit in writing its inability to pay its debts as they mature, or file, or have filed against it, a voluntary or involuntary petition in bankruptcy, or make a general assignment for the benefit of creditors, or become the subject of any other receivership or insolvency proceeding;

               (e) Grantor or any other signatory thereto shall default in the performance of any covenant or agreement contained in any mortgage or deed of trust encumbering the Property, or the note or any other agreement evidencing or securing the indebtedness evidenced thereby;

                (f) A tax, charge or lien shall be placed upon or measured by the Note, this Deed of Trust, or any obligation secured hereby which Grantor does not or may not legally pay in addition to the payment of all principal and interest as provided in the Note; or

                (g) The failure of the Property or the improvements thereon or Grantor or any manager or operator of the Property to comply with any and all applicable statutes, rules and regulations, the failure to renew or the revocation of any license, permit, approval, franchise, authorization or certification required to operate the Property and the improvements thereon as a boarding home or as a skilled nursing facility or any qualification or certification necessary to receive Medicare and Medicaid reimbursements or entitlements, income or revenues from any governmental agency or other source or the commencement of any enforcement or remedial action by any governmental agency, including, without limitation, the appointment of a receiver or manager of the Property.

         5. 2 BENEFICIARY'S AND TRUSTEE'S RIGHT TO PERFORM.
Upon the occurrence of any Event of Default, Beneficiary or Trustee, but without the obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligations hereunder, may: make any payments or do any acts required of Grantor hereunder in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien in accordance with the following paragraph; and in exercising any such powers, pay necessary expenses, employ counsel and pay a reasonable fee therefor. All sums so expended shall be payable on demand by Grantor, be secured hereby (except as otherwise provided in Section 4.18) and bear interest at the Default Rate from the date advanced or expended until repaid.

   Beneficiary or Trustee in making any payment approved in this
Section 5.2 and hereby authorized, in the place and stead of the Grantor, in the case of a payment of taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Property, may make such payment in reliance on any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; in the case of any apparent or threatened adverse claim of title, lien, statement of lien, encumbrance, deed of trust, claim or charge Beneficiary or Trustee, as the case-may be, shall be the sole judge of the legality or validity of same; and in the case of a payment for any other purpose herein and hereby authorized, but not enumerated in this paragraph, such payment may be made whenever, in the sole judgment and discretion of Trustee or Beneficiary, as the case may be, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this instrument, provided further, that in connection with any such advance, Beneficiary at its option may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Grantor without demand and shall be secured hereby.

         5.3 REMEDIES ON DEFAULT. Upon the occurrence of any
Event of Default all sums secured hereby shall become immediately due and payable, without notice or demand, at the option of Beneficiary and Beneficiary may:

               (a) Have a receiver appointed as a matter of right, without regard to the sufficiency of the Property or any other security for the indebtedness secured hereby and, without the necessity of posting any bond or other security, such receiver shall take possession and control of the Property and shall collect and receive all of the rents, issues and profits thereof;

               (b) Foreclose this Deed of Trust as a mortgage or otherwise realize upon the Property;

               (c) Cause Trustee to exercise its power of sale; or

               (d) Sue on the Note according to law.

         5. 4 NO WAIVER. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to do so.

    6. CONDEMNATION. Any award of damages, whether paid as a result of judgment or prior settlement, in connection with any condemnation or other taking of any portion of the Property, for public or private use, or for injury to any portion of the Property is hereby assigned and shall be paid to Beneficiary which may apply such moneys received by it in the same manner and with the same effect as provided in Section 4.4.1 above for disposition of proceeds of hazard insurance. Should the Property or any part or appurtenance thereof or right or interest therein be taken or threatened to be taken by reason of any public or private improvement, condemnation proceeding (including change of grade), or in any other manner, Beneficiary may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such taking or damage, and obtain all compensation, awards or other relief therefor, and Grantor agrees to pay Beneficiary's costs and reasonable attorneys' fees incurred in connection therewith. No condemnation award at any time assigned to or held by Beneficiary shall be deemed to be held in trust, and Beneficiary may commingle such award with its general assets and shall not be liable for the payment of any interest thereon.

    7.    TRUSTEE.

         7.1 GENERAL POWERS AND DUTIES OF TRUSTEE. At any time or from time to time, without liability therefor and without notice and without affecting the liability of any person for the payment of the indebtedness secured hereby, upon written request of Beneficiary, payment of its own fees and presentation of this Deed of Trust and the Note for endorsement (in case of full reconveyance, for cancellation or retention), Trustee may:

               (a) Consent to the making of any map or plat of the Property;

               (b) Join in granting any easement or creating any restriction thereon;

               (c) Join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof; or

               (d) Reconvey, without warranty, all or any part of the Property.

         7.2 RECONVEYANCE. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in any reconveyance executed under this Deed of Trust of any matters of fact shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

         7. 3 POWERS AND DUTIES ON DEFAULT. Upon written request therefor by Beneficiary specifying the nature of the default, or the nature of the several defaults, and the amount or amounts due and owing, Trustee shall execute a written notice of default and of its election to cause the Property to be sold to satisfy the obligation secured hereby, and shall cause such notice to be recorded and otherwise given according to law.

	Notice of sale having been given as then required by law and not less than the time then required by law having elapsed after recordation of such notice of breach, Trustee, without demand on Grantor, shall sell the Property at the time and place of sale specified in the notice, as provided by statute, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best bidder for cash in lawful money of the United States, payable at time of sale. Grantor agrees that such a sale (or a sheriff's sale pursuant to judicial foreclosure) of all the Property as real estate constitutes a commercially reasonable disposition thereof, but that with respect to all or any part of the Property which may be personal property Trustee shall have and exercise, at Beneficiary's sole election, all the rights and remedies of a secured party under the UCC. Whenever notice is permitted or required hereunder or under the UCC, ten (l0) days shall be deemed reasonable. Trustee may postpone sale of all or any portion of the Property, and from time to time thereafter may postpone such sale, as provided by statute. Trustee shall deliver to the purchaser its deed and bill of sale conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in such deed and bill of sale of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person other than Trustee, including Grantor or Beneficiary, may purchase at such sale.

      After deducting all costs, fees and expenses of Trustee and of this trust, including the cost of evidence of title search and title insurance and reasonable counsel fees in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums secured hereby in such order as Beneficiary may determine; and the remainder, if any, to the clerk of the superior court of the county in which the sale took place, as provided in RCW 61.24.080.

          7.4 REASSIGNMENT OF SECURITY INTEREST. At the request of Beneficiary, Trustee shall reassign to Beneficiary the security interest created hereby and after such reassignment Beneficiary shall have the right, upon the occurrence or continuance of any Event of Default, to realize upon the personal property subject to this Deed of Trust, independent of any action of Trustee, pursuant to the UCC.

         7.5 ACCEPTANCE OF TRUST. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto except Beneficiary of pending sale under any other deed of trust or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party unless brought by Trustee.

         7.6 RELIANCE. Trustee, upon presentation to it of an affidavit signed by Beneficiary setting forth facts showing a default by Grantor under this Deed of Trust, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

          7.7 REPLACEMENT OF TRUSTEE. Beneficiary may, from time to time, as provided by statute, appoint another trustee in place and stead of Trustee herein named, and thereupon Trustee herein named shall be discharged and the trustee so appointed shall be substituted as Trustee hereunder, with the same effect as if originally named Trustee herein.

     8. APPLICATION OF RENTS. Grantor hereby gives to and confers upon Beneficiary the right, power and authority during the continuance of this Deed of Trust to collect the rents, issues and profits of the Property, reserving unto Grantor the right, prior to any Event of Default in payment of any indebtedness secured hereby or hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such Event of Default, Grantor's right to spend or retain any rents, issues or profits of the Property shall cease immediately and without notice or demand and Beneficiary may at any time and without notice, either in person, by agent, or by a receiver to be appointed by a court, without regard to the adequacy of any security for the indebtedness hereby secured and without the necessity for posting any bond or other security, enter upon and take possession of the Property or any part thereof, or in its own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys, fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

    9.    NOTICES.

         9.1 TRUSTEE. Any notice or demand upon Trustee may be given or made at:

                    Chicago Title Insurance Company
                    P.O. Box 1090
                    Ephrata, Washington 98823

         9.2 GRANTOR AND BENEFICIARY. Any notice to or demand upon Grantor (including any notice of default or notice of sale) or notice to or demand upon Beneficiary shall be deemed to have been sufficiently made for all purposes when deposited in the United States mails, postage prepaid, registered or certified, return receipt requested, addressed as follows:

Grantor:      Emeritus Corporation
                    3131 Elliott Avenue, Suite 500
                    Seattle, Washington 98121
                    Attention: Ray Brandstrom

Beneficiary: Washington Mutual Bank
                     1201 Third Avenue, WMT1013
                     Seattle, Washington 98101
                     Attention: Commercial Real Estate
                                       Department

or to such other address as may be filed in writing by Grantor or Beneficiary with Trustee.

         9.3 WAIVER OF NOTICE. The giving of notice may be waived in writing by the person or persons entitled to receive such notice, either before or after the time established for the giving of such notice.

   10. MODIFICATIONS. Upon written request of any party then liable for any sum secured hereby, Beneficiary reserves the right to extend the term, or otherwise modify the terms, hereof or of the Note as Beneficiary and such person may from time to time deem appropriate and any such change shall not operate to release, in any manner, the liability of the original Grantor or Grantor's successors in interest.

   11. SUCCESSORS AND ASSIGNS. All provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

   12. GOVERNING LAW; SEVERABILITY. This Deed of Trust shall be governed by the law of the state of Washington. In the event that any provision or clause of this Deed of Trust or the Note conflicts with applicable law, the conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision and to this end the provisions of this Deed of Trust and the Note are declared to be severable.

   13. GRANTOR'S RIGHT TO POSSESSION. Grantor may be and remain in possession of the Property for so long as it is not in default hereunder or under the terms of the Note and Grantor may, while it is entitled to possession of the Property, use the same.

   14. MAXIMUM INTEREST. No provision of this Deed of Trust or of the Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein or in the Note provided for, neither Grantor nor its successors or assigns shall be obligated to pay that portion of such interest which is in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and is hereby waived and this Section 14 shall control any provision of this Deed of Trust or the Note which is inconsistent herewith.

   15. ATTORNEYS, FEES AND LEGAL EXPENSES. In the event of any default under this Deed of Trust, or in the event that any dispute arises relating to the interpretation, enforcement or performance of any obligation secured by this Deed of Trust, Beneficiary shall be entitled to collect from Grantor on demand all reasonable fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, Grantor shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Grantor, any guarantor or other party liable for any of the obligations secured by this Deed of Trust or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any of the Property; (d) post-judgment collection proceedings; (e) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Deed of Trust; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

   16. TIME OF ESSENCE. Time is of the essence under this Deed of Trust and in the performance of every term, covenant and obligation contained herein.

   17. MISCELLANEOUS.

       17.1 Whenever the context so requires the singular number includes the plural herein, and the impersonal includes the personal.

        17.2 The headings to the various sections have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Deed of Trust.

         17.3 This Deed of Trust, the Note and the other documents, instruments and agreements entered into by Grantor and Beneficiary in connection therewith (collectively, the "Loan Documents") constitute the final expression of the entire agreement of the parties with respect to the transactions set forth therein. No party is relying upon any oral agreement or other understanding not expressly set forth in the Loan Documents. The Loan Documents may not be amended or modified except by means of a written document executed by the party sought to be charged with such amendment or modification.

          Dated as of the day and year first above written.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND
MONEY EXTEND CREDIT OR TO FORBEAR FROM ENFORCING
REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
WASHINGTON LAW


     GRANTOR:                  EMERITUS CORPORATION, a Washington
                                            corporation


                                            By  /s/ Kelly J. Price
                                                   -------------------
                                            Its        Secretary

STATE OF WASHINGTON	)
				)    ss.
COUNTY OF KING		)

	I certify that I know or have satisfactory evidence that Kelly J. Price is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the secretary of EMERITUS CORPORATION, a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

            Dated this 30th day of October, 1996

                                             /s/ Catherine L. Pasquan
                                             ------------------------------
                                                 (Signature of Notary)

                                            Catherine L. Pasquan
                                           -------------------------------------
                                         (Legibly Print or Stamp Name of Notary)

                                           Notary public in and for the state of
[SEAL]                               Washington, residing at Seattle

                                           My appointment expires 3-30-99